Exhibit 99.(m)(9)

NOTICE OF RULE 12B-1 FEE WAIVER

CLASS A SHARES

Strategic Partners Mutual Funds, Inc.

THIS NOTICE OF RULE 12B-1 FEE WAIVER, dated November 1, 2006, is signed by AMERICAN SKANDIA MARKETING, INCORPORATED, (ASMI) and PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC (PIMS), the principal underwriters of Strategic Partners Mutual Funds, Inc., an open-end management investment company (the Fund), consisting of the following Series:

Strategic Partners International Growth Fund

Strategic Partners Small-Cap-Growth Fund

Strategic Partners Mid-Cap Growth Fund

Strategic Partners Mid-Cap Value Fund

Strategic Partners Capital Growth Fund

Strategic Partners Concentrated Growth Fund

Strategic Partners Core Value Fund

Strategic Partners Large Cap Core Fund

Strategic Partners Equity Income Fund

Strategic Partners Balanced Fund

Strategic Partners High Yield Bond Fund

Strategic Partners Money Market Fund

WHEREAS, ASMI and PIMS desire to waive a portion of the distribution and shareholder services fees payable on Class A shares of the Fund (Rule 12b-1 fees); and

WHEREAS, ASMI and PIMS understand and intend that the Fund will rely on this Notice and agreement in preparing a registration statement on Form N-1A and in accruing the Fund’s expenses for purposes of calculating net asset value and for other purposes, and expressly permit the Fund to do so; and

WHEREAS, shareholders of the Fund will benefit from the ongoing contractual waiver by incurring lower Fund operating expenses than they would absent such waiver.

NOW, THEREFORE, ASMI and PIMS hereby provide notice that they have agreed to limit the distribution and service (12b-1) fees incurred by Class A shares of the Fund to .25 of 1% of the average daily net assets of the Fund.  This contractual waiver shall be effective from the date hereof until February 29, 2008.

IN WITNESS WHEREOF, ASMI and PIMS have signed this Notice of Rule 12b-1 Fee Waiver as of the day and year indicated below.

PRUDENTIAL INVESTMENT		AMERICAN SKANDIA
MANAGEMENT SERVICES LLC		MARKETING, INCORPORATED

By:	/s/ Robert F. Gunia	By:	/s/ Robert F. Gunia
Name:	Robert F. Gunia	Name:	Robert F. Gunia
Title:	President	Title:	Senior Vice President